                                                                  EXHIBIT 10.4



                      LANDA MANAGEMENT SYSTEMS CORPORATION

                   SERIES D PREFERRED STOCK PURCHASE AGREEMENT

                               FEBRUARY 27, 1998

                                TABLE OF CONTENTS

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                                                                              PAGE
SECTION 1.     AGREEMENT TO SELL AND PURCHASE ................................  2
       1.1     Authorization of Shares .......................................  2
       1.2     Sale and Purchase .............................................  2
SECTION 2.     CLOSING, DELIVERY AND PAYMENT .................................  2
       2.1     Closing .......................................................  2
       2.2     Delivery ......................................................  2
       2.3     Contemplated Transfers ........................................  2
SECTION 3.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE LANGS ...  3
       3.1     Organization, Good Standing and Qualification .................  3
       3.2     Capitalization; Voting Rights .................................  3
       3.3     Authorization; Binding Obligations ............................  4
       3.4     Financial Statements ..........................................  4
       3.5     Liabilities ...................................................  4
       3.6     Agreements; Action ............................................  4
       3.7     Obligations to Related Parties ................................  5
       3.8     Changes .......................................................  5
       3.9     Title to Properties and Assets; Liens, etc. ...................  6
       3.10    Patents and Trademarks ........................................  7
       3.11    Compliance with Other Instruments .............................  8
       3.12    Litigation ....................................................  8
       3.13    Tax Returns and Payments ......................................  9
       3.14    Employees .....................................................  9
       3.15    Proprietary Information and Inventions Agreements .............  9
       3.16    Obligations of Management; Stipulated Activities ..............  9
       3.17    Registration Rights ........................................... 10
       3.18    Compliance with Laws; Permits ................................. 10
       3.19    Environmental and Safety Laws ................................. 10
       3.20    Offering Valid ................................................ 10
       3.21    Full Disclosure ............................................... 10


                                       i.

                                 TABLE OF CONTENTS
                                    (CONTINUED)

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                                                                              PAGE
       3.22    Minute Books .................................................. 11
       3.23    Section 83(b) Elections ....................................... 11
       3.24    Insurance ..................................................... 11
SECTION 4.     REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS ............ 11
SECTION 5.     REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS .............. 11
       5.1     Requisite Power and Authority ................................. 12
       5.2     Investment Representations .................................... 12
       5.3     Transfer Restrictions ......................................... 13
SECTION 6.     CONDITIONS TO CLOSING ......................................... 13
       6.1     Conditions to Purchasers' Obligations at the Closing .......... 13
       6.2     Conditions to Obligations of the Company ...................... 15
SECTION 7.     SHAREHOLDER RELEASES; SURVIVAL; INDEMNIFICATION ............... 16
       7.1     Shareholder Release ........................................... 16
       7.2     Survival; Remedies ............................................ 16
       7.3     Indemnification of Purchaser .................................. 16
       7.4     Indemnification by Purchasers ................................. 17
       7.5     Notice of Claim ............................................... 17
SECTION 8.     MISCELLANEOUS ................................................. 17
       8.1     Governing Law ................................................. 17
       8.2     Successors and Assigns ........................................ 17
       8.3     Entire Agreement .............................................. 17
       8.4     Severability .................................................. 17
       8.5     Amendment and Waiver .......................................... 18
       8.6     Delays or Omissions ........................................... 18
       8.7     Notices ....................................................... 18
       8.8     Expenses ...................................................... 18
       8.9     Attorneys' Fees ............................................... 18
       8.10    Titles and Subtitles .......................................... 19


                                       ii.
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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
       8.11    Counterparts .................................................. 19
       8.12    Broker's Fees ................................................. 19
       8.13    Exculpation Among Purchasers .................................. 19
       8.14    Pronouns ...................................................... 19
       8.15    Broker's Fees ................................................. 19
       8.16    California Corporate Securities Law ........................... 19


                                      iii.

                      LANDA MANAGEMENT SYSTEMS CORPORATION

                   SERIES D PREFERRED STOCK PURCHASE AGREEMENT

         THIS SERIES D PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of February 27, 1998, by and among LANDA MANAGEMENT SYSTEMS CORPORATION, a California corporation (the "Company"), and severally and not jointly, Brack Davis ("Davis"), Hugh Curnutt ("Curnutt"), Westminster Health Care Limited ("Westminster"), and Gilbert Lang, Beulah Lang, Beulah J.T. Lang (the "Langs"; Davis, Curnutt, Westminster and the Langs are sometimes referred to collectively as the "Shareholders" and each individually as a "Shareholder"), and each of those persons and entities, severally and not jointly, whose names are set forth on the Schedule of Purchasers attached hereto as Exhibit A-1 (which persons and entities are hereinafter collectively referred to as "Purchasers" and each individually as a "Purchaser").

                                    RECITALS

         WHEREAS, the Company and the Shareholders have entered into an Exchange Agreement dated as of the date hereof (the "Exchange Agreement") pursuant to which (i) Davis and Curnutt have exchanged 21,300 shares and 20,000 shares, respectively, of Series A Preferred Stock of the Company held by each of them for an equal number of shares of Series D Preferred Stock of the Company ("Series D Preferred"), (ii) Westminster has exchanged 115,446 shares of Series B Preferred Stock of the Company and 450,481 shares of Series C Preferred Stock of the Company held by it for an aggregate of 1,125,000 shares of Series D Preferred, and (iii) the Langs exchanged an aggregate of 178,332.5 shares of Common Stock of the Company held by them for an aggregate of 17,833 shares of Series D Preferred (the shares of Series D Preferred issued to each of the Shareholders pursuant to the Exchange Agreement are referred to collectively as the "Exchange Series D Shares");

         WHEREAS, it is a condition to the willingness of Westminster to approve the amendment to the Company's Articles of Incorporation contemplated by this Agreement and the sale and delivery of the Exchange Series D Shares held by it hereunder that the Company issue and deliver to Westminster warrants to purchase 250,000 shares of Common Stock of the Company (the "Westminster Warrant");

         WHEREAS, the Purchasers desire to purchase from the Shareholders all of the Exchange Series D Shares held by each of them on the terms and conditions set forth herein;

         WHEREAS, each of the Shareholders desires to sell the Exchange Series D Shares held by it to the Purchasers on the terms and conditions set forth herein;

         WHEREAS, the Purchasers desire to purchase directly from the Company an aggregate of 5,615,867 shares of Series D Preferred (the "Shares") on the terms and conditions set forth herein; and;

         WHEREAS, the Company desires to issue and sell the Shares to the Purchasers on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:


                                       1.

SECTION 1. AGREEMENT TO SELL AND PURCHASE.


         1.1 AUTHORIZATION OF SHARES. On or prior to the Closing (as defined in Section 2 below), (a) (i) the Exchange Series D Shares shall have been issued to each of the Shareholders pursuant to the Exchange Agreement and
(ii) each Shareholder, to the extent necessary, shall have authorized the sale to the Purchasers of the Exchange Series D Shares held by it, and (b) the Company shall have authorized (i) the sale and issuance to Purchasers of the Shares and (ii) the issuance of such shares of Common Stock to be issued upon conversion of the Shares (the "Conversion Shares"). The Shares, the Exchange Series D Shares and the Conversion Shares shall have the rights, preferences, privileges and restrictions set forth in the Amended and Restated Articles of Incorporation of the Company, as amended, in the form attached hereto as Exhibit B (the "Restated Articles").

         1.2 SALE AND PURCHASE. Subject to the terms and conditions hereof, at the Closing (as hereinafter defined) (a) the Company hereby agrees to issue and sell to each Purchaser, severally and not jointly, and each Purchaser agrees to purchase from the Company, severally and not jointly, the number of Shares set forth opposite such Purchaser's name on Exhibit A, and (b) each Shareholder hereby agrees to sell to each Purchaser, severally and not jointly, and each Purchaser agrees to Purchase from each Shareholder, severally and not jointly, the number of Exchange Series D Shares set forth opposite such Purchaser's name on Exhibit A, in each case at a purchase price of one dollar and twenty cents ($1.20) per share.

SECTION 2. CLOSING, DELIVERY AND PAYMENT.

         2.1 CLOSING. The closing of the sale and purchase of the Shares and the Exchange Series D Shares under this Agreement (the "Closing") shall take place at 5:00 p.m. on the date hereof, at the offices of Cooley Godward LLP, 3000 Sand Hill Road, Building 3, Suite 230, Menlo Park, California 94025, or at such other time or place as the Company and Purchasers may mutually agree (such date is hereinafter referred to as the "Closing Date").

         2.2 DELIVERY. At the Closing, subject to the terms and conditions hereof, (a) the Company will deliver to the Purchasers certificates representing the number of Shares to be purchased from the Company at the Closing by each Purchaser, and (b) each Shareholder will deliver to the Purchasers certificates representing the number of Exchange Series D Shares to be purchased from it at the Closing by each Purchaser, against payment of the purchase price therefor by check or wire transfer made payable to the order of the Company or a Shareholder, as applicable, cancellation of indebtedness or any combination of the foregoing.

         2.3 CONTEMPLATED TRANSFERS. Notwithstanding anything herein or in the Investor Rights Agreement (as defined below) to the contrary, Bedrock Capital Side-By-Side, L.P. ("Bedrock Side Fund") shall be entitled, at any time or times within one hundred eighty (180) days immediately following the Closing, to transfer to no more than three (3) of its affiliates all, or any lesser number as it deems appropriate, of the Shares and/or Exchange Series D Shares purchased by it hereunder. From and after any such transfer, such transferee shall be deemed a "Purchaser" for all purposes of this Agreement and an "Investor" for all purposes of the Investor Rights Agreement and the Voting Agreement (as each term is defined in Section 3.1 below).


                                       2.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE LANGS.

         Except as set forth on a Schedule of Exceptions delivered by the Company and the Langs to the Purchasers at the Closing, the Company and the Langs each hereby represent and warrant to each Purchaser as of the date of this Agreement as follows:

         3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, the Investor Rights Agreement in the form attached hereto as Exhibit C (the "Investor Rights Agreement") and the Voting Agreement in the form attached hereto as Exhibit D (the "Voting Agreement"; the Investor Rights Agreement and the Voting Agreement, collectively, the "Related Agreements" and the Agreement and the Related Agreements together, the "Agreements"), to issue and sell the Shares and the Conversion Shares and to carry out the provisions of the Agreements and the Restated Articles and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business. The Company owns no equity securities of any other corporation, limited partnership or similar entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

         3.2 CAPITALIZATION; VOTING RIGHTS. The authorized capital stock of the Company, immediately prior to the Closing, consists of Fifteen Million (15,000,000) shares of Common Stock, no par value share, (a) 1,025,674.76 shares of which are issued and outstanding, (b) 1,047,848 shares of which are reserved for future issuance to key employees pursuant to the Company's 1984 Stock Option Plan, as amended, and the 1995 Stock Option Plan (collectively, the "Stock Option Plans"), and (c) Eight Million (8,000,000) shares of Preferred Stock, no par value, (i) 41,300 of which are designated Series A Preferred Stock, none of which are issued and outstanding, (ii) 115,446 of which are designated as Series B Preferred Stock, none of which are issued and outstanding, (iii) 450,481 of which are designated as Series C Preferred Stock, none of which are issued and outstanding, and (iv) 6,800,000 of which are designated Series D Preferred Stock, 1,184,133 of which are issued and outstanding. All issued and outstanding shares of the Company's Common Stock and Preferred Stock (A) have been duly authorized and validly issued to the persons listed an Exhibit D hereto, (B) are fully paid and nonassessable, and (C) were issued in compliance with all applicable state, federal and foreign laws concerning the issuance of securities. The rights, preferences, privileges and restrictions of the Shares and the Exchange Series D Shares are as stated in the Restated Articles. Each series of Preferred Stock is convertible into Common Stock on a one-for-one basis. The Conversion Shares have been duly and validly reserved for issuance. Other than as set forth on Exhibit E, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities. When issued in compliance with the provisions of this Agreement and the Restated Articles, the Shares and the Conversion Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Shares, the Exchange Series D Shares and the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.


                                       3.

         3.3 AUTHORIZATION; BINDING OBLIGATIONS. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization of the Exchange Agreement, the Agreement and each Related Agreement, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, sale, issuance and delivery of the Shares pursuant hereto and the Conversion Shares pursuant to the Restated Articles has been taken or will be taken prior to the Closing. The Exchange Agreement is a valid and binding obligation of the Company, and each Agreement, when executed and delivered, will be a valid and binding obligation of the Company enforceable in accordance with its terms, except in each case (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights;
(b) general principles of equity that restrict the availability of equitable remedies; and (c) to the extent that the enforceability of the indemnification provisions in Sections 2.9 and 2.15 of the Investor Rights Agreement may be limited by applicable laws. The sale of the Shares and the subsequent conversion of the Shares and Exchange Series D Shares into Conversion Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

         3.4 FINANCIAL STATEMENTS. Attached hereto as Exhibit F are copies of the Company's (a) audited balance sheets as of December 31, 1996 and September 30, 1997 and audited statement of income and cash flows for the nine months ending September 30, 1997, and (b) its unaudited balance sheet as at December 31, 1997 (the "Statement Date") (collectively, the "Financial Statements"). The Financial Statements, together with the notes thereto, are complete and correct in all material respects, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except as disclosed therein, and present fairly the financial condition and position of the Company as of September 30, 1997 and the Statement Date; provided, however, that the unaudited financial statements are subject to normal recurring year-end audit adjustments (which are not expected to be material), and do not contain all footnotes required under generally accepted accounting principles.

         3.5 LIABILITIES. The Company has no material liabilities and, to the best knowledge of the Company and the Langs, there are no material contingent liabilities not disclosed in the Financial Statements, except current liabilities incurred in the ordinary course of business subsequent to the Statement Date which have not been, either in any individual case or in the aggregate, materially adverse to the Company. The Company has not assumed, by contract, agreement, operation or law or otherwise, any material obligations of Landacorp UK Ltd.

         3.6      AGREEMENTS; ACTION.

                  (a) Except for agreements explicitly contemplated hereby and described on the Schedule of Exceptions, and agreements between the Company and its employees with respect to the sale of the Company's Common Stock, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof.

                  (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or, to the knowledge of the Company or the Langs, by which the Company is bound which may involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $15,000 (other than obligations of, or payments to, the Company arising from purchase or sale agreements entered into in the ordinary course of business), or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses arising from the purchase of "off the shelf" or other standard products), or (iii)


                                       4.

provisions restricting or affecting the development, manufacture or distribution of the Company's products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase or sale agreements entered into in the ordinary course of business).

                  (c) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities (other than with respect to dividend obligations, distributions, indebtedness and other obligations incurred in the ordinary course of business or as disclosed in the Financial Statements) individually in excess of $15,000 or, in the case of indebtedness and/or liabilities individually less than $15,000, or in excess of $25,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                  (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

                  (e) The Company has not engaged, in the past three (3) months, in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company, or a transaction or series of related transactions involving the disposition of more than fifty percent (50%) of the voting power of the Company, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.

         3.7 OBLIGATIONS TO RELATED PARTIES. There are no obligations of the Company to any officer, director, shareholder, or employee of the Company other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). No officer, director or shareholder of the Company, nor any member of any of their immediate families, is indebted to the Company or has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, except that officers, directors and/or shareholders of the Company may own stock in publicly traded companies which may compete with the Company. No officer, director or shareholder, nor any member of any of their immediate families, is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person's ownership of capital stock or other securities of the Company). Except as may be disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

         3.8 CHANGES. Since the Statement Date, there has not been, to the knowledge of the Company or the Langs;

                  (a) Any change in the assets, liabilities, financial condition or operations of the Company from that reflected in the Financial Statements, other than changes in the ordinary course of


                                       5.

business, none of which individually or in the aggregate has had or is expected to have a material adverse effect on such assets, liabilities, financial condition or operations of the Company;

                  (b) Any resignation or termination of any key officer of the Company; and the Company, to the best knowledge of the Company and the Langs, does not know of the impending resignation or termination of employment of any such officer;

                  (c) Any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

                  (d) Any damage, destruction or loss, whether of not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of the Company;

                  (e) Any waiver by the Company of a valuable right or of a material debt owed to it;

                  (f) Any direct or indirect loans made by the Company to any shareholder, employee, officer or director of the Company, other than advances made in the ordinary course of business;

                  (g) Any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder;

                  (h) Any declaration or payment of any dividend or other distribution of the assets of the Company;

                  (i)      Any labor organization activity;

                  (j) Any debt, obligation or liability incurred, assumed or guaranteed by the Company, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

                  (k) Any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

                  (1) Any change in any material agreement to which the Company is a party or by which it is bound which materially and adversely affects the business, assets, liabilities, financial condition, operations or prospects of the Company, including compensation agreements with the Company's employees;

                  (m) Any threatened discontinuance, or proposed material amendment to the terms of, any agreement of the Company, with (i) any creditor of the Company, to which the Company's annual obligations exceed $20,000, or
(ii) any customer of the Company under which payments to the Company on an annual basis exceed $20,000; or

                  (n) Any other event or condition of any character that, either individually or cumulatively, has materially and adversely affected the business, assets, liabilities, financial condition, operations or prospects of the Company.

         3.9 TITLE TO PROPERTIES AND ASSETS; LIENS, ETC. The Company has good and marketable title to its properties and assets, including the properties and assets reflected in the most recent balance sheet


                                       6.

included in the Financial Statements, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent, (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and (c) those that have otherwise arisen in the ordinary course of business. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

         3.10     PATENTS AND TRADEMARKS.

                  (a) The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information and other proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted, without any infringement of the rights of others.

                  (b) There is no outstanding, nor has the Company ever entered into, any option, license or agreement of any kind relating to any patents, trademarks, service marks, trade names, copyrights, trade secrets, information or other proprietary rights or processes that grant any form of an exclusive right or license to any third party.

                  (c) No trade secret, confidential, proprietary or other non-public information relating to, contained in, or used by or in connection with, the computer software program commonly referred to as, and marketed by the Company under the name of, Maxsys II ("Maxsys II") is contained in or may be derived from Prizm (as hereinafter defined).

                  (d) No part of the Source Code (as hereinafter defined) of Prizm has been released or made available to any third party except the following hospitals located in the United Kingdom: St. Thomas' and Guys Hospital, Hastings Hospital, Brighton Hospital, Worthings and Southlands Hospital and Bromley Hospital (collectively, the "Hospitals"). For purposes of this Agreement, "Source Code" shall mean any computer software program which is not in machine readable format, and is not suitable for machine execution without the intervening steps of interpretation or compilation, but including any accompanying documentation, manuals or supporting materials. For purposes of this Agreement, "Prizm" shall mean the computer software program commonly referred to as Prizm and developed by the Company pursuant to the Development Agreement of August 11, 1989 between the South East Thames Regional Health Authority and Landa Management Systems Corporation.

                  (e) The Company has granted to the Hospitals a non-exclusive, non-transferable license (without the right to grant sublicenses) to use the Source Code of Prizm solely for maintenance of Prizm and for no other reason (the "License"). The License provides that the Source Code of Prizm must be treated as the confidential information of the Company, may not be disclosed to third parties, and may not be used in a manner inconsistent with the License. To the best knowledge of the Company and the Langs, the Hospitals are not now, and have not at any time been, in breach of the License.

                  (f) Neither the Company nor the Langs have received any communication alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.


                                       7.

                  (g) The Company has taken all reasonable measures and precautions necessary to protect and maintain the confidentiality and secrecy of the Company's patents, trademarks, service marks, trade names, copyrights, trade secrets, information and other proprietary rights and processes and otherwise to maintain and protect the value thereof and has obtained from all current and former employees and from all current and former consultants and independent contractors signed agreements appropriately assigning to the Company, and restricting the use and disclosure of, such patents, trademarks, service marks, trade names, copyrights, trade secrets, information and other proprietary rights and processes.

                  (h) No employee of the Company is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with his or her duty to the Company or that would conflict with the Company's business as proposed to be conducted.

                  (i) Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, not the conduct of the Company's business as proposed, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any Company employee is now obligated.

                  (j) It will not be necessary to utilize any inventions, trade secrets or proprietary information of any of the Company's employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company.

         3.11 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation or default of any term of its Restated Articles or Bylaws, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order, writ or, to the knowledge of the Company or the Langs, any statute, rule or regulation applicable to the Company which would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. The execution, delivery, and performance of and compliance with this Agreement and each Related Agreement, and the issuance and sale of the Shares pursuant hereto and of the Conversion Shares pursuant to the Restated Articles, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

         3.12 LITIGATION. There is no action, suit, proceeding or investigation pending, or to the knowledge of the Company or the Langs currently threatened, against the Company that questions the validity of this Agreement, or any related Agreement or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor are the Company or the Langs aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company or the Langs) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is neither a party nor subject to the provisions of any order, writ, injunction, judgment or decree of any court or


                                       8.

government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

        3.13 TAX RETURNS AND PAYMENTS. The Company has timely filed all tax returns (foreign, federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and to the knowledge of the Company and the Langs, all other taxes due and payable by the Company on or before the Closing have been paid or will be paid prior to the time they become delinquent. Neither the Company nor the Langs have been advised (a) that any of the Company's returns, foreign, federal, state or other, have been or are being audited as of the date hereof, or (b) of any deficiency in assessment or proposed judgment to the Company's foreign, federal, state or other taxes. Neither the Company nor the Langs has knowledge of any liability for any tax to be imposed upon the Company's properties or assets as of the date of this Agreement for which the Company has not adequately provided.

        3.14 EMPLOYEES. The Company has no collective bargaining agreement with any of its employees. There is no labor union organizing activity pending or, to the knowledge of the Company or the Langs, threatened with respect to the Company. No employee has any agreement or contract, written or verbal, regarding his employment. The Company is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To the knowledge of the Company and the Langs, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company, and to the knowledge of the Company and the Langs, the continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation. Neither the Company nor the Langs has received any notice alleging that any such violation has occurred. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. Neither the Company nor the Langs is aware that any officer or key employee, or that any group of key employees, intends to terminate his, her or their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of key employees.

        3.15 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENTS. Each current employee, officer and consultant of the Company has executed a Proprietary Information and Inventions Agreement in the form of Exhibit G attached hereto, and each former employee, officer and consultant of the Company has executed a "proprietary information and inventions agreement" in a form satisfactory to the Purchasers. No current employee, officer or consultant of the Company has excluded works or inventions made prior to his or her employment with the Company from his or her assignment of inventions pursuant to such employee, officer or consultant's Proprietary Information and Inventions Agreement.

        3.16 OBLIGATIONS OF MANAGEMENT; STIPULATED ACTIVITIES. Each officer of the Company is currently devoting one hundred percent (100%) of his or her business time to the conduct of the business of the Company. Neither the Company nor the Langs is aware that any officer or key employee of the Company plans to work less than full time at the Company in the future. Exhibit H hereto sets forth a complete and accurate list of all "Stipulated Activities" of each senior officer of the Company (each a "Principal"). The term "Stipulated Activity" shall mean any of the following as to each Principal: (a) being


                                       9.

the beneficial owner of (i) more than 5% of the outstanding equity securities of any entity other than the Company or (ii) securities (including debt securities and guarantees of indebtedness, but excluding securities traded on a national securities exchange or in the over-the-counter market and securities issued by money market or similar funds) of any entity other than the Company with an original cost, fair market value and/or obligation on the part of such Principal, contingent or otherwise (even if the obligation is evidenced by non-recourse debt or guaranty), in excess of $100,000; or (b) being an employee, officer, director or general partners of, or consultant to, any person or entity other than that Company. For purposes of determining Stipulated Activities, any actions taken by the spouse, children or entities controlled by each Principal will be imputed to be activities conducted by such Principal.

         3.17 REGISTRATION RIGHTS. Except as required pursuant to the Investor Rights Agreement, the Company is presently not under any obligation, and has not granted any rights, to register (as defined in Section 1.1 of the Investor Rights Agreement) any of the Company's presently outstanding securities or any of its securities that may hereinafter be issued.

         3.18 COMPLIANCE WITH LAWS; PERMITS. To the knowledge of the Company and the Langs, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. No governmental order, permission, consent, approval or authorization is required to be obtained and no registration or declaration is required to be filed in connection with the execution and delivery of this Agreement and the issuance of the Shares or the Conversion Shares, except such as has been duly and validly obtained or filed, or with respect to any filing that must be made after the Closing, as will be filed in a timely manner. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company and the Company and the Langs believe the Company can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

         3.19 ENVIRONMENTAL AND SAFETY LAWS. To the knowledge of the Company and the Langs, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to their knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

         3.20 OFFERING VALID. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 5.2 hereof, the offer, sale and issuance of the Shares and the Conversion Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act or any state securities laws.

         3.21 FULL DISCLOSURE. This Agreement, the Exhibits hereto, the Investor Rights Agreement and all other documents delivered by the Company to Purchasers or their attorneys or agents in connection herewith of therewith or with the transactions contemplated hereby or thereby, do not contain any untrue


                                       10.

statement of a material fact nor, to the knowledge of the Company or the Langs, omit to state a material fact, necessary in order to make the statements contained herein or therein not misleading. To the knowledge of the Company and the Langs, there are no facts which (individually or in the aggregate) materially adversely affect the business, assets, liabilities, financial condition, prospects or operations of the Company that have not been set forth in the Agreement, the Exhibits hereto, any Related Agreement or in other documents delivered to Purchasers or their attorneys or agents in connection herewith.

         3.22 MINUTE BOOKS. The minute books of the Company provided to the Purchasers contain a complete summary of all meetings of directors and shareholders since the time of its incorporation.

         3.23 SECTION 83(b) ELECTIONS. To the knowledge of the Company and the Langs, all elections and notices permitted by Section 83(b) of the Code and any analogous provisions of applicable state tax laws have been timely filed by all employees who have purchased shares of the Company's common stock under agreements that provide for the vesting of such shares.

         3.24 INSURANCE. The Company has fire and casualty insurance policies with coverage customary for companies similarly situated to the Company.

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS.

         4.1 AUTHORIZATION. This Agreement constitutes the valid and binding obligation of each Shareholder, enforceable in accordance with its terms.

         4.2 TITLE TO SERIES D EXCHANGE SHARES. Each Shareholder represents that it has good, valid and absolute title to, and beneficial ownership of the Exchange Series D Shares being sold by it hereunder, and neither such shares nor the rights of such Shareholder to such shares have been assigned, transferred, hypothecated, pledged or otherwise disposed of, in whole or in part. The Exchange Series D Shares, when sold and delivered by each Shareholder to the Purchasers as contemplated by this Agreement, will transfer to the Purchasers good, valid and absolute title to, and beneficial ownership of, the Exchange Series D Shares, free and clear of all liens and encumbrances. The Exchange Series D Shares being sold and delivered by each Shareholder to the Purchasers pursuant to this Agreement constitute all of the equity securities of the Company held by each such Shareholder (including, without limitation, options, warrants, and other securities convertible or exercisable into equity securities of the Company).

         4.3 SHAREHOLDER INVESTMENT DECISION. Each Shareholder has entered into this Agreement based on his, her or its own investigation and analysis and that of advisors retained by such Shareholder. Each Shareholder understands that the Company's plans for the future, if successful, may result in an increase in the value of the Exchange Series D Shares being sold by it hereunder, and that the future value of the Exchange Series D Shares could exceed the amounts payable to each Shareholder hereunder. Neither any Purchaser nor any Releasee (as defined below) has made any representation to the Shareholder about the advisability of the decision to sell his, her or its Exchange Series D Shares.

SECTION 5.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

         Each Purchaser hereby represents and warrants to the Company and the Shareholders as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company and the Shareholders set forth in this Agreement):


                                      11.

         5.1 REQUISITE POWER AND AUTHORITY. Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and each Related Agreement and to carry out their provisions. All action on Purchaser's part required for the lawful execution and delivery of this Agreement and each Related Agreement have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement and the Related Agreement will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (b) general principles of equity that restrict the availability of equitable remedies, and
(c) to the extent that the enforceability of the indemnification provisions of Sections 2.9 and 2.15 of the Investor Rights Agreement may be limited by applicable laws.

         5.2 INVESTMENT REPRESENTATIONS. Purchaser understands that neither the Shares, the Exchange Series D Shares nor the Conversion Shares have been registered under the Securities Act. Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in the Agreement. Purchaser hereby represents and warrants as follows:

                  (a) PURCHASER BEARS ECONOMIC RISK. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Shares and the Exchange Series
D Shares (or the Conversion Shares) are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser understands that the Company has no present intention of registering the Shares, the Exchange Series D Shares, the Conversion Shares or any shares of its Common Stock. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Shares, the Exchange Series D Shares or the Conversion Shares under the circumstances, in the amounts or at the times Purchaser might propose.

                  (b) ACQUISITION FOR OWN ACCOUNT. Purchaser is acquiring the Shares, the Exchange Series D Shares and the Conversion Shares for Purchaser's own account for investment only, and not with a view towards their distribution.

                  (c) PURCHASER CAN PROTECT ITS INTEREST. Purchaser represents that by reason of its, or of its management's business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement and the Investor Rights Agreement. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

                  (d) ACCREDITED INVESTOR. Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

                  (e) COMPANY INFORMATION. Purchaser has received and read the Financial Statements and has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. Purchaser has also had the opportunity to ask questions of and


                                      12.

receive answers from, the Company and its management regarding the terms and conditions of this investment.

                  (f) RULE 144. Purchaser acknowledges and agrees that the Shares and the Exchange Series D Shares, and, if issued, the Conversion Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

                  (g) RESIDENCE. If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on Exhibit A-1; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its investment decision was made is located at the address or addresses of the Purchaser set forth on Exhibit A-1.

         5.3 TRANSFER RESTRICTIONS. Each Purchaser acknowledges and agrees that the Shares and the Exchange Series D Shares, if issued, the Conversion Shares are subject to restrictions on transfer as set forth in the Investor Rights Agreement.

SECTION 6.   CONDITIONS TO CLOSING.

         6.1 CONDITION TO PURCHASERS' OBLIGATIONS AT THE CLOSING. Purchasers' obligations to purchase the Shares and the Exchange Series D Shares at the Closing are subject to the satisfaction or waiver, at or prior to the Closing, of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE OF OBLIGATIONS. The representations and warranties made by the Company and the Langs in Section 3 hereof, and the representations and warranties made by each Shareholder in Section 4 hereof, shall be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and the Company and each of the Shareholders shall have performed all obligations and conditions herein required to be performed or observed by each of them on or prior to the Closing.

                  (b) LEGAL INVESTMENT. On the Closing Date, the sale and issuance of the Shares and the Exchange Series D Shares and the proposed issuance of the Conversion Shares shall be legally permitted by all laws and regulations to which Purchasers, the Company and the Shareholders are subject.

                  (c) CONSENTS, PERMITS, AND WAIVERS. The Company shall have obtained any and all consents, permits, and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Related Agreements (except for such as may be properly obtained subsequent to the Closing).

                  (d) FILING OF RESTATED ARTICLES. The Restated Articles shall have been filed with the Secretary of the State of California.


                                      13.

                  (e) CORPORATE DOCUMENTS. The Company shall have delivered to Purchasers or their counsel, copies of all corporate documents of the Company as Purchasers shall reasonably request.

                  (f) RESERVATION OF CONVERSION SHARES. The Conversion Shares issuable upon conversion of the Shares and the Exchange Series D Shares shall have been duly authorized and reserved for issuance upon such conversion.

                  (g) COMPLIANCE CERTIFICATE. The Company shall have delivered to Purchasers a Compliance Certificate, executed by the President of the Company, dated the date of the Closing, to the effect that the conditions specified in subsections (a), (c), (d) and (f) of this Section 6.1 have been satisfied.

                  (h) INVESTOR RIGHTS AGREEMENT. An Investor Rights Agreement substantially in the form attached hereto as Exhibit C shall have been executed and delivered by the parties thereto.

                  (i) VOTING AGREEMENT. A Voting Agreement substantially in the form attached hereto as Exhibit D shall have been executed and delivered by the Company, each Purchaser and holders of no less than sixty percent (60%) of all Common Stock outstanding as of the Closing.

                  (j) BOARD OF DIRECTORS. Upon the Closing, the authorized size of the Board of Directors of the Company shall be five (5) members and the Board shall consist of Jason Rosenbluth, Howard Cox, Tom Stephenson, Bryan
Lang and Gene Cattarina.

                  (k) LEGAL OPINION. The Purchasers shall have received from legal counsel to the Company and opinion addressed to them, dated as of the Closing Date, in substantially the form attached hereto as Exhibit I.

                  (l) EXCHANGES. The Exchange Agreement shall have been entered into by the Company and the Shareholders and all transactions contemplated thereby shall have been consummated.

                  (m) LOAN REPAYMENT. The Company and each of the Langs shall have entered into an agreement in form and substance satisfactory to the Purchasers pursuant to which, in exchange for payment by the Company of $1,692,600.00 (the "Loan Redemption Agreement") and issuance to the Langs of warrants to purchase 100,000 shares of the Company's Common Stock in substantially the form attached hereto as Exhibit J (the "Warrant"), all obligations of the Company under all demand and other debt instruments dated prior to February 27, 1998 shall be satisfied, and the Company and the Langs shall be prepared to effect such transactions simultaneous with the transactions contemplated hereby.

                  (n) WESTMINSTER WARRANT. The Company shall have delivered to Westminster the Westminster Warrant in substantially the form attached hereto as Exhibit J.

                  (o) CAPITALIZATION CERTIFICATE. The Company shall have delivered to the Purchasers a Capitalization Certificate, executed by the President and the Chief Operating Officer of the Company, dated the date of Closing, certifying as to the number, form and ownership of all outstanding equity securities of the Company (including, without limitation, options, warrants and other securities convertible or exercisable into equity securities).

                  (p) TAX PAYMENTS. The Company shall have provided evidence satisfactory to each of the Purchasers of the amounts of all tax obligations (foreign, federal, state and local) of the Company,


                                      14.

together with evidence satisfactory to the Purchasers that all such tax obligations shall be satisfied immediately following the Closing.


                  (q) BYLAWS. The Company shall have adopted Amended and Restated Bylaws in the form attached hereto as Exhibit L.

                  (r) PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT. Each employee, and each consultant of the Company requested by the Purchasers to do so, shall have entered into a Proprietary Information and Inventions Agreement.

                  (s) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers and their special counsel, and the Purchasers and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

         6.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The Company's obligation to issue and sell the Shares and the obligations of each Shareholder to sell the Exchange Series D Shares held by it, at the Closing is subject to the satisfaction or waiver, on or prior to the Closing, of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties made by the Purchasers acquiring Shares in
Section 4 hereof shall be true and correct in all material respects at the date of the Closing, with the same force and effect as if they had been made on and as of such date.

                  (b) PERFORMANCE OF OBLIGATIONS. The Purchasers shall have performed and complied with all agreements and conditions herein required to be performed or complied with by the Purchasers on or before the Closing.

                  (c) FILING OF RESTATED ARTICLES. The Restated Articles shall have been filed with the Secretary of State of the State of California.

                  (d) INVESTOR RIGHTS AGREEMENT. An Investor Rights Agreement substantially in the form attached hereto as Exhibit C shall have been executed and delivered by the Purchasers.

                  (e) VOTING AGREEMENT. A Voting Agreement substantially in the form attached hereto as Exhibit D shall have been executed and delivered by the Company, each Purchaser and holders of no less than sixty percent (60%) of all Common Stock outstanding as of the Closing.

                  (f) CONSENTS, PERMITS, AND WAIVERS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Investor Rights Agreement (except for such as may be properly obtained subsequent to the Closing).


                                      15.

SECTION 7.  SHAREHOLDER RELEASES; SURVIVAL; INDEMNIFICATION.

         7.1      SHAREHOLDER RELEASE.

                  (a) Each Shareholder hereby discharges and releases each Purchaser and each of its officers, directors, employees, agents, attorneys, parents, subsidiaries and affiliates, and their respective partners, former partners, members and former members (collectively, the "Releasees") from all rights, claims, obligations, debts liabilities and relationships of whatever kind or nature, known or unknown, past, present, or future, whether contractual or fiduciary, arising out of such Shareholders' investment in, and ownership and sale to the Purchasers of the Exchange Series D Shares sold by it hereunder.

                  (b) Each Shareholder has considered the possibility that he, she or it may not now fully know the nature or value of the claims which are released pursuant to subsection (a) above. Nevertheless, each Shareholder intends to assume the risk of releasing such unknown claims. TO THAT END, EACH SHAREHOLDER EXPRESSLY WAIVES ITS RIGHTS UNDER SECTION 1542 OF THE CALIFORNIA CIVIL CODE, WHICH PROVIDES:

         "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

         7.2     SURVIVAL; REMEDIES.

                 (a) The parties hereto agree that the representations, warranties, obligations and covenants contained in this Agreement shall survive the Closing Date for a period of five (5) years thereafter; provided, however, that in the event a claim for indemnification is made or a notice of claim is given prior to the expiration date, the indemnification obligation shall continue until the applicable claim has been finally resolved.

                 (b) In addition to any other remedy to which any Purchaser shall be entitled, whether at law or in equity, and notwithstanding any applicable statute of limitations, each Purchaser shall have the right to rescind the purchase of Series D Shares and/or Exchange Series D Shares from the Company and/or any Shareholder, at a price per share of $1.20, in the event of any material breach by the Company and/or such Shareholder of any representation and warranty made by it hereunder.

         7.3 INDEMNIFICATION OF PURCHASER. Subject to the provisions of this Section 7, the Shareholders and the Company hereby agree that each Purchaser shall be held harmless from, protected against and reimbursed for any and all Loss (as defined below), resulting from the inaccuracy or breach of any representation, warranty, obligation or covenant made or given by it in or pursuant to this Agreement; provided, however, that for purposes of this
Section 7.3, the final sentence of Section 3.10(e) shall be interpreted without regard to the initial clause thereof. Each Shareholder and the Company shall be obligated to satisfy such party's pro rata portion of the indemnification obligation to the Purchasers determined by dividing the indemnification obligation by the total number of Exchange Series D Shares and Series D Shares and multiplying the result by the number of Exchange Series D Shares and Series D Shares owned by it. Except as set forth in the immediately succeeding sentence, in no event shall a Shareholder be obligated hereunder for an amount exceeding the amount paid to it hereunder for its Exchange Series D Shares. The aggregate amount the Langs shall be obligated to pay hereunder shall not


                                      16.

exceed $1,750,000, representing the aggregate amount paid to it in consideration of the Exchange Series D Shares sold by it hereunder and under the Loan Redemption Agreement. As used in this Agreement, the term "Loss" means any cost, damage, disbursement, expense, liability, loss, deficiency, diminution in value, penalty, fine, assessment or settlement of any kind or nature, whether foreseeable or unforeseeable, including but not limited to, interest or other carrying costs, penalties, legal, accounting or other professional fees or expenses incurred in the investigation, collection, prosecution or defense of claims, inquiries, hearings or other legal or administrative proceedings and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by any Purchaser. The parties agree that, notwithstanding anything herein contrary, with respect to any claim or indemnification for any Loss brought by any Purchaser against any Shareholder, such Shareholder shall have no right of contribution against the Company.

          7.4 INDEMNIFICATION BY PURCHASERS. Each Purchaser shall indemnify and hold harmless the Company and its Shareholders from and against any Loss resulting from the inaccuracy or breach of any representation, warranty, obligation or covenant made or given by it in or pursuant to this Agreement.

          7.5 NOTICE OF CLAIM. An indemnified party shall give an indemnifying party prompt written notice of any threatened, potential or actual claim or the commencement of any action by a third party in respect of which indemnification may be sought hereunder. For purposes hereof, any notice to be given by a Purchaser hereunder shall be given to each of the Shareholders and the Company. The indemnifying party shall have the right to participate in or control any such action at its own expense and the indemnified party shall have the right (but not the duty) to participate in the defense thereof, which shall be at the indemnifying party's expense, unless it is finally determined that the indemnified party was not entitled to indemnification. Whether or not an indemnifying party chooses to control the defense of any indemnified party's action, each party hereto and their respective successors and assigns will cooperate in the defense and shall take all actions in connection with such defense as may be reasonably requested.

SECTION 8.  MISCELLANEOUS.

          8.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and performed entirely in California.

          8.2 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time.

          8.3 ENTIRE AGREEMENT. This Agreement, the Exhibits and Schedules hereto, the Investor Rights Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

          8.4 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


                                      17.

          8.5     AMENDMENT AND WAIVER.

                  (a) This Agreement may be amended or modified only upon the written consent of the Company and holders of at least a majority of the Shares and Exchange Series D Shares (treated as if converted and including any Conversion Shares into which the Shares and/or Exchange Series D Shares have been converted that have not been sold to the public) and each Shareholder adversely affected by any such proposed amendment.

                  (b) The obligations of the Company, each Shareholder and the rights of the holders of the Shares, the Exchange Series D Shares and the Conversion Shares under the Agreement may be waived only with the written consent of the holders of at least a majority of the Shares and/or Exchange Series D Shares (treated as if converted and including any Conversion Shares into which the Shares have been converted that have not been sold to the public) and each Shareholder adversely affected by any such proposed amendment.

          8.6 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, the Investor Rights Agreement or the Restated Articles, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any Purchaser's part of any breach, default or noncompliance under this Agreement, the Investor Rights Agreement or under the Restated Articles or any waiver on such party's part of any provisions or conditions of the Agreement, the Investor Rights Agreement, or the Restated Articles must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the Related Agreements, the Restated Articles, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

          8.7 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof, to Purchaser at the address set forth on Exhibit A-1 attached hereto and to the Shareholder at the address set forth on Exhibit A-2 attached hereto or at such other address as the Company, a Purchaser or a Shareholder may designate by ten (10) days advance written notice to the other parties hereto.

          8.8 EXPENSES. The Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement. The Company shall, at the Closing, reimburse the reasonable fees and expenses of the Purchasers, including the fees and expenses of Cooley Godward LLP, special counsel for the Purchasers incurred in connection with the negotiation, execution, delivery and performance of this Agreement; provided, however, that the Company's obligations hereunder shall not exceed $50,000 without the Company's prior written consent.

          8.9 ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all


                                      18.

fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

     8.10 TITLES AND SUBTITLES. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     8.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     8.12 BROKER'S FEES. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 8.12 being untrue.

     8.13 EXCULPATION AMONG PURCHASERS. Each Purchaser acknowledges that it is not relying upon any person, firm, or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser, nor any respective controlling person, officer, director, partner, agent, or employee of any Purchaser, shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Shares, the Series D Exchange Shares and Conversion Shares.

     8.14 PRONOUNS. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

     8.15 BROKER'S FEES. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 8.15 being untrue.

     8.16 CALIFORNIA CORPORATE SECURITIES LAW. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION OR IN THE ABSENCE OF AN EXEMPTION FROM SUCH QUALIFICATION IS UNLAWFUL. PRIOR TO ACCEPTANCE OF SUCH CONSIDERATION BY THE COMPANY, THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED OR AN EXEMPTION FROM SUCH QUALIFICATION BEING AVAILABLE.



                                      19.

IN WITNESS WHEREOF, the parties hereto have executed the SERIES D PREFERRED STOCK PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:                                PURCHASERS:

LANDA MANAGEMENT SYSTEMS CORPORATION    BEDROCK CAPITAL PARTNERS I, L.P.


By:   /s/ [ILLEGIBLE]                   By:
   --------------------------------        -------------------------------

Title:    [ILLEGIBLE]                   Title:
      -----------------------------           ----------------------------

SHAREHOLDERS:                           BEDROCK CAPITAL SIDE-BY-SIDE, L.P.


                                        By:
                                           -------------------------------
-----------------------------------
BRACK DAVIS                             Title:
                                              ----------------------------
-----------------------------------
HUGH CURNUTT                            GREYLOCK IX LIMITED PARTNERSHIP
                                        By: GREYLOCK IX GP LIMITED PARTNERSHIP
                                        ITS GENERAL PARTNER

WESTMINSTER HEALTH CARE LIMITED         By:
                                           -------------------------------
By:
   --------------------------------     SEQUOIA CAPITAL VII,
Its:                                    A CALIFORNIA LIMITED PARTNERSHIP
    -------------------------------     BY: SC VII-A MANAGEMENT, LLC A
                                            CALIFORNIA LIMITED LIABILITY
     /s/ GILBERT H. LANG                    COMPANY,
-----------------------------------     ITS GENERAL PARTNER
GILBERT H. LANG

                                        By:
                                           -------------------------------
                                           Managing Member

-----------------------------------
BEULAH T. LANG
                                        SEQUOIA TECHNOLOGY PARTNERS VII
                                        A CALIFORNIA LIMITED PARTNERSHIP
                                        By: SC VII-A MANAGEMENT, LLC A
                                            CALIFORNIA LIMITED LIABILITY
-----------------------------------         COMPANY,
GILBERT H. and BEULAH T. LANG           ITS GENERAL PARTNER


                                        By:
                                           -------------------------------
                                           Managing Member

-----------------------------------
BEULAH J.T. LANG



         SIGNATURE PAGE TO SERIES D PREFERRED STOCK PURCHASE AGREEMENT

                           SQP 1997
                           By: SC VII-A Management, LLC A California
                           Limited Liability Company,
                           Its General Partner



                           By:
                              ---------------------------------------
                                Managing Member



                           SEQUOIA 1997 LLC
                           By: SC VII-A Management, LLC A California
                           Limited Liability Company,
                           Its General Partner


                           By:
                              ---------------------------------------
                                Managing Member



                           SEQUOIA INTERNATIONAL PARTNERS
                           By: SC VII-A Management, LLC A California
                           Limited Liability Company,
                           Its General Partner


                           By:
                              ---------------------------------------
                                Managing Member



                           ------------------------------------------
                           GENE CATTARINA




                           ------------------------------------------
                           JOHN KARLEN




         SIGNATURE PAGE TO SERIES D PREFERRED STOCK PURCHASE AGREEMENT